Exhibit 99.2

KOPIN TAIWAN CORPORATION

Unaudited Interim Financial Statements

December 31, 2008, and June 30, 2009

KOPIN TAIWAN CORPORATION

Unaudited Balance Sheets

December 31, 2008, and June 30, 2009

(Expressed in New Taiwan dollars and US dollars)

	2008	2009
	NT$	NT$	US$
Assets
Current assets:
Cash (note 3)	7,961,735	7,718,217	235,527
Notes and accounts receivable, net (note 4)	4,875,073	2,612,924	79,735
Receivables from related parties (note 12)	52,555,487	45,416,268	1,385,910
Other financial assets - current	560,724	2,941	90
Inventories, net (note 5)	29,885,809	21,635,325	660,217
Restricted cash in bank (note 13)	100,000	100,000	3,052
Noncurrent assets held for sale (note 6)	—	35,876,455	1,094,795
Other current assets	1,625,058	691,275	21,095

	97,563,886	114,053,405	3,480,421

Property, plant and equipment (notes 7 and 13):
Buildings	289,386,332	255,749,888	7,804,391
Machinery and equipment	458,875,056	448,112,581	13,674,476
Other equipment	11,713,790	11,713,790	357,454

	759,975,178	715,576,259	21,836,321
Less: accumulated depreciation	(397,137,204)	(397,933,475)	(12,143,224)
accumulated impairment	(239,192,716)	(239,192,716)	(7,299,137)
Prepayment for machinery and equipment	1,226,930	1,226,930	37,441

	124,872,188	79,676,998	2,431,401

Intangible assets (notes 7 and 8)	10,254,230	8,411,834	256,693

Other assets
Refundable deposits	102,829	60,550	1,848
Deferred charges	1,901,489	1,026,955	31,338

	2,004,318	1,087,505	33,186

Total assets	234,694,622	203,229,742	6,201,701

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	30,620,415	5,626,749	171,704
Payables to related parties (note 12)	50,999,841	43,775,334	1,335,836
Loan payable to Kopin Corporation (note 12)	65,720,000	66,882,820	2,040,977
Advanced receipts - related parties (note 12)	20,000,000	30,772,056	939,031
Accrued expenses and other current liabilities	23,912,370	16,695,133	509,464
Liabilities directly related to the noncurrent assets held for sale (notes 6 and 12)	—	20,000,000	610,314

Total liabilities	191,252,626	183,752,092	5,607,326

Stockholders’ equity (note 9):
Common stock	630,000,000	630,000,000	19,224,901
Accumulated deficit	(586,558,004)	(610,522,350)	(18,630,526)

Total stockholders’ equity	43,441,996	19,477,650	594,375
Commitments and contingencies (note 14)

Total liabilities and stockholders’ equity	234,694,622	203,229,742	6,201,701

KOPIN TAIWAN CORPORATION

Unaudited Statements of Operations

For the half years ended June 30, 2008 and 2009

(Expressed in New Taiwan dollars and US dollars)

	2008	2009
	NT$	NT$	US$
Net sales (note 12)
Net sales to related parties	84,568,648	65,915,079	2,011,446
Net sales to third parties	37,722,303	954,318	29,122

	122,290,951	66,869,397	2,040,568
Cost of goods sold (notes 5 and 12)	127,963,078	62,386,947	1,903,783

Gross profit (loss)	(5,672,127)	4,482,450	136,785

Operating expenses:
Selling and marketing expenses (notes 4 and 12)	3,856,307	1,798,880	54,894
General and administrative expenses	16,306,821	15,242,727	465,142
Research and development expenses	22,424,339	10,429,730	318,271

	42,587,467	27,471,337	838,307

Operating loss	(48,259,594)	(22,988,887)	(701,522)

Non-operating income and gains:
Interest income	21,649	1,285	39
Foreign currency exchange gain, net	—	163,309	4,983
Other income (note 12)	2,399,137	22,857	698

	2,420,786	187,451	5,720

Non-operating expenses and losses:
Interest expense (note 12)	1,762,847	1,162,820	35,484
Foreign currency exchange loss, net	3,594,163	—	—
Other loss	288	90	3

	5,357,298	1,162,910	35,487

Loss before income tax	(51,196,106)	(23,964,346)	(731,289)
Income tax (note 10)	—	—	—

Net loss	(51,196,106)	(23,964,346)	(731,289)

KOPIN TAIWAN CORPORATION

Unaudited Statements of Stockholders’ Equity

For the half years ended June 30, 2008 and 2009

(Expressed in New Taiwan dollars, US dollars and shares)

	Capital stock
	Number of shares	Common stock	Accumulated deficit	Total

Balance at January 1, 2008	63,000,000	630,000,000	(126,362,336)	503,637,664
Net loss	—	—	(51,196,106)	(51,196,106)

Balance at June 30, 2008	63,000,000	630,000,000	(177,558,442)	452,441,558

Balance at January 1, 2009	63,000,000	630,000,000	(586,558,004)	43,441,996
Net loss	—	—	(23,964,346)	(23,964,346)

Balance at June 30, 2009	63,000,000	630,000,000	(610,522,350)	19,477,650

Balance at June 30, 2009 (in US$)		19,224,901	(18,630,526)	594,375

KOPIN TAIWAN CORPORATION

Unaudited Statements of Cash Flows

For the half years ended June 30, 2008 and 2009

(Expressed in New Taiwan dollars and US dollars)

	2008	2009
	NT$	NT$	US$
Cash flows from operating activities:
Net loss	(51,196,106)	(23,964,346)	(731,289)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,778,145	11,305,682	345,001
Provision for doubtful accounts and sales returns and allowances	1,130,890	—	—
Provision of inventory devaluation	7,997,697	—	—
Decrease (increase) in notes and accounts receivable	(15,297,428)	2,262,149	69,031
Decrease in receivables from related parties	31,119,550	7,139,219	217,858
Decrease (increase) in inventories	(21,910,901)	8,250,484	251,770
Decrease in other current assets	274,371	1,491,566	45,516
Decrease in accounts payable	(15,511,890)	(24,993,666)	(762,699)
Decrease in payables to related parties	(11,231,778)	(6,061,687)	(184,977)
Increase in other current liabilities	23,794,533	3,900,575	119,029

Net cash used in operating activities	(10,052,917)	(20,670,024)	(630,760)

Cash flows from investing activities:
Decrease in restricted cash in bank	1,802,342	—	—
Proceeds from disposal of long-term investments	58,598,547	—	—
Acquisition of property, plant and equipment	(3,892,706)	(490,307)	(14,962)
Proceeds from disposal of property, plant and equipment	—	20,000,000	610,314
Decrease (increase) in deferred charges	(1,145,598)	874,534	26,687
Decrease in refundable deposit	—	42,279	1,290

Net cash provided by investing activities	55,362,585	20,426,506	623,329

Cash flows from financing activities:
Decrease in short-term borrowings	(46,822,961)	—	—

Net cash used in financing activities	(46,822,961)	—	—

Net decrease in cash	(1,513,293)	(243,518)	(7,431)
Cash at beginning of period	12,729,798	7,961,735	242,958

Cash at end of period	11,216,505	7,718,217	235,527

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	212,996	—	—

Cash paid for income taxes	49,797	2,931	89

Additions to property, plant and equipment
Acquisition of property, plant and equipment	(4,156,786)	(144,551)	(4,411)
Net change in payables for equipment	264,080	(345,756)	(10,551)

	(3,892,706)	(490,307)	(14,962)

Supplemental disclosure of non-cash financing activities:
Long-term borrowings - current portion	37,330,000	—	—

KOPIN TAIWAN CORPORATION

Notes to Unaudited Financial Statements

As of and for the half years ended June 30, 2008 and 2009

1.	Organization and Principal Activities

Kopin Taiwan Corporation (the “Company”) began preparing for establishment in May 2000 and was incorporated in the Hsinchu Science Park on February 7, 2001, as a company limited by shares under the laws of the Republic of China (ROC). The Company is engaged in developing, manufacturing, and selling GaAs HBT epi wafers, GaAs optoelectronic epi wafers, nitride LED epi wafers, and microdisplays. As of December 31, 2008, and June 30, 2009, the Company had 95 and 29 employees, respectively.

2.	Summary of Significant Accounting Policies

The accompanying financial statements were prepared in accordance with the Business Entity Accounting Act, the Regulation on Business Entity Accounting Handling, and accounting principles generally accepted in the ROC. The December 31, 2008 balance sheet was derived from Kopin Taiwan Corporation’s audited financial statements. The accompanying unaudited interim financial statements should be read in conjunction with audited financial statements of Kopin Taiwan Corporation included this Form 8-K/A.

The major accounting policies and measurement basis adopted in preparing the accompanying financial statements are summarized as follows:

(a)	Use of estimates

The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(b)	Foreign currency transactions and translation

The Company’s reporting currency is the New Taiwan dollar. Non-derivative foreign currency transactions are recorded at the exchange rates prevailing at the transaction date. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated into New Taiwan dollars using the exchange rates on that date. The resulting unrealized exchange gains or losses from such translations are reflected in the accompanying statements of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the reporting currency at the foreign exchange rates at the date the fair value was determined. If the non-monetary assets or liabilities are measured at fair value through profit or loss, the resulting unrealized exchange gains or losses from such translation are reflected in the accompanying statements of operations. If the non-monetary assets or liabilities are measured at fair value through stockholders’ equity, the resulting unrealized exchange gains or losses from such translation are recorded as a separate component of stockholders’ equity.

(c)	Principles of classifying assets and liabilities as current and non-current

Cash or cash equivalents that are not restricted in use and assets that will be held primarily for the purpose of being traded or are expected to be realized within 12 months after the balance sheet date are classified as current assets; all other assets are recorded as non-current.

Liabilities that will be held primarily for the purpose of being traded or are expected to be settled within 12 months after the balance sheet date are classified as current liabilities; all other liabilities shall be classified as non-current.

(d)	Asset impairment

Management reviews the Company’s assets (an individual asset or cash-generating unit (“CGU”) associated with the asset, other than goodwill) for impairment at each balance sheet date. If there is any indication of impairment, management estimates the recoverable amount of the asset. Any excess of the carrying amount of the asset over its recoverable amount is recognized as an impairment loss. If there is evidence that the accumulated impairment losses of an asset other than goodwill in prior years no longer exist or have decreased, the amount previously recognized as impairment loss is reversed, and the carrying amount of the asset is increased to the recoverable amount. The increase in the carrying amount shall not exceed the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years.

(e)	Allowance for doubtful accounts

The allowance for doubtful accounts is based on the aging, credit quality, and results of the Company’s evaluation of collectibility of the outstanding balance of notes and accounts receivable.

(f)	Inventories

The cost of inventories shall comprise all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Inventories are measured at the lower of cost or net realizable value. The cost of inventories is based on the weighted-average-cost principle. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses at the end of the period. When the cost of inventories exceeds their net realizable value, the amount of any write-down of inventories is recognized as cost of sales and recorded in the statement of operations.

Prior to January 1, 2008, inventories were stated at the lower of cost or market value. Market value of raw materials was determined on the basis of replacement cost, and the market value of finished goods and work-in-process was determined on the basis of net realizable value.

(g)	Noncurrent assets held for sale

A noncurrent asset is classified as held-for-sale when it is available for immediate sale in its present condition subject only to terms that are usual and customary for sale, and the sale is highly probable within one year. Noncurrent assets classified as held for sale are measured at the lower of carrying amount or fair value less costs to sell, and cease to be depreciated or amortized. Noncurrent assets classified as held for sale are presented separately on the balance sheet.

An impairment loss, measured as the amount by which the carrying amount of a noncurrent asset held for sale exceeds its fair value, is charged to current operations. A gain from any subsequent increase in fair value less costs to sell is recognized to the extent that it is not in excess of the cumulative impairment loss that was recognized previously in accordance with ROC SFAS No. 35.

(h)	Property, plant and equipment

Property, plant and equipment are stated at acquisition cost. Depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Expenditures for maintenance are accounted for as current expenses, and significant renewals and improvements are capitalized. The useful lives of the main property, plant and equipment are as follows:

•	Buildings and improvements: 5~50 years
•	Machinery and equipment: 3~7 years
•	Other equipment: 3~5 years

Gains or losses on the disposal of property, plant and equipment are accounted for as non-operating income or loss in the accompanying statements of income.

(i)	Intangible assets

The Company adopted SFAS No. 37 “Intangible Assets”. In accordance with SFAS No. 37, except when it forms part of the cost of a business combination, expenditure on research is recognized as an expense when it is incurred.

An intangible asset arising from development shall be recognized if, and only if, the Company can demonstrate all of the following:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale.
•	its intention to complete the intangible asset and use or sell it.
•	its ability to use or sell the intangible asset.
•	how the intangible asset will generate probable future economic benefits.
•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
•	its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Other development expenditure is recognized as an expense when it is incurred. Intangible assets, other than capitalized development expenditure, should be measured initially at cost. After initial recognition, the aforementioned intangible assets shall be measured at cost less accumulated amortization and accumulated impairment losses.

The depreciable amount of intangible assets is determined after deducting their residual value. Amortization is recognized as an expense on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. The estimated useful lives of the technical know-how are ten years.

The residual value, the amortization period, and the amortization method for an intangible asset with a finite useful life shall be reviewed at least at each financial year-end. Any changes shall be accounted for as changes in accounting estimates.

(j)	Employee retirement plan

The Company established an employee defined benefit pension plan (the Plan) under the ROC Labor Standards Law covering all regular employees. In accordance with the Plan, payments of retirement benefits are based on years of service and the average salary for the six-month period before the employee’s retirement. Each employee earns two months of salary for the first fifteen years of service and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary.

Beginning July 1, 2005, pursuant to the ROC Labor Pension Act (hereinafter referred to as the “new system”), employees who are eligible for the Plan but choose to participate in the new system or joined the Company after July 1, 2005, are covered by a defined contribution plan. For these employees, the Company is required to make a monthly contribution at a rate of no less than 6% of the employee’s monthly wages to the employee’s individual pension fund account at the ROC Bureau of Labor Insurance. As the Company has not revised its retirement plan in accordance with the new system, anything not covered by the current retirement plan should be handled pursuant to the ROC Labor Pension Act.

Under the defined benefit retirement plan, in accordance with the requirement of the ROC Labor Standards Law, the Company has contributed 2% of wages and salaries to a pension fund maintained with Bank of Taiwan on a monthly basis. The contribution is recorded as current expense in the accompanying statements of operations.

Under the defined contribution retirement plan, in accordance with the new system, the Company contributes 6% of employees’ monthly wages to the Bureau of Labor Insurance. The contribution for each period is recognized as current expense.

(k)	Revenue recognition

Revenue is recognized when the merchandise is delivered and the associated risks and rewards have been transferred to the customers.

(l)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the asset will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related assets or liabilities. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the asset’s or liability’s expected realization date.

Income tax credits resulting from the purchase of equipment or technology, expenditures for product research and development, and expenditures for staff training are recognized by using the flow-through method.

(m)	Convenience translation into U.S. dollars

The financial statements are stated in New Taiwan dollars. Translation of the 2009 New Taiwan dollar amounts into U.S. dollar amounts is included solely for the convenience of the reader using the noon buying rate of the Federal Reserve Bank in New York on June 30, 2009, of NT$32.77 to US$1. The convenience translations should not be construed as representations that the New Taiwan dollar amounts have been, could have been, or could in the future be, converted into U.S. dollars at this rate or any other rate of exchange.

(n)	Accounting changes

For the fiscal year beginning January 1, 2009, the Company adopts ROC SFAS No. 10 “Accounting for Inventories,” as amended, issued by the Accounting Research and Development Foundation. The adoption had no material impact on the Company’s financial statements.

3.	Cash

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Cash on hand	25,000	25,000	763
Checking and savings accounts	7,936,735	7,693,217	234,764

	7,961,735	7,718,217	235,527

4.	Notes and Accounts Receivable

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Notes receivable	3,309,970	1,625,060	49,590
Accounts receivable	14,369,509	13,792,270	420,881
Less: allowance for doubtful accounts	(12,804,406)	(12,804,406)	(390,736)

	4,875,073	2,612,924	79,735

5.	Inventories

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Raw materials	28,269,020	24,885,988	759,414
Less: provision for inventory devaluation	(5,820,249)	(9,363,716)	(285,741)

	22,448,771	15,522,272	473,673

Finished goods and merchandise	64,965,202	56,876,818	1,735,637
Less: provision for inventory devaluation	(58,523,412)	(53,562,797)	(1,634,507)

	6,441,790	3,314,021	101,130

Work in process	5,053,095	2,799,032	85,414
Less: provision for inventory devaluation	(4,057,847)	—	—

	995,248	2,799,032	85,414

	29,885,809	21,635,325	660,217

6.	Noncurrent Assets Held for Sale and Related Liabilities

In February 2009, the Company entered into an agreement with KoBrite Taiwan Corporation to sell certain machinery and equipment, and the sale will be completed before the end of 2009. Therefore, related noncurrent assets and liabilities were classified as held for sale and measured at the net fair value as of June 30, 2009. Information related to the noncurrent assets held for sale and liabilities directly related to the noncurrent assets is summarized below:

	June 30, 2009
	NT$	US$

Buildings	28,355,785	865,297
Machinery and equipment	7,520,670	229,499

	35,876,455	1,094,795

Liabilities directly related to the noncurrent assets held for sale	20,000,000	610,314

7.	Asset Impairment

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Property, plant and equipment, net	364,064,904	318,869,714	9,730,538
Less: accumulated impairment	(239,192,716)	(239,192,716)	(7,299,137)

	124,872,188	79,676,998	2,431,401

Intangible assets	166,991,376	165,148,980	5,039,639
Less: accumulated impairment	(156,737,146)	(156,737,146)	(4,782,946)

	10,254,230	8,411,834	256,693

The Company is engaged in developing, manufacturing, and selling GaAs HBT epi wafers, GaAs optoelectronic epi wafers, and nitride LED epi wafers. The Company determined that it is a single cash-generating unit (CGU) for the purpose of testing assets for impairment. The LED market was impacted by the general downturn in the global economy in the second half of 2008, which led to the sales of LED epi wafers of the Company in 2008 dropping by 73% compared to 2007. The management adjusted the future operating strategy of the Company and will concentrate on the development of MOCVD epi wafers in order to become a professional HBT epi wafer mass-producer. The Company performed an impairment test at 2008 year-end to evaluate the potential impairment of the tangible and intangible assets associated with the above-mentioned business. The management estimated the recoverable amount of the assets based on discounted projected cash flows generated from the remaining useful lives of the main production machines. The discount rate adopted here is 16%.

For year 2008, impairment losses recognized as the excess of the carrying amount of the assets over their recoverable amount were NT$239,192,716 and NT$28,195,562 for property, plant and equipment and intangible assets, respectively, and NT$267,388,278 in total.

8.	Intangible Assets

	For the year ended December 31, 2008
	Beginning Balance	Increase	Decrease	Ending Balance
				NT$
Cost:
Technical know-how	300,000,000	—	—	300,000,000
Software	464,654	—	288,654	176,000

	300,464,654	—	288,654	300,176,000

Less: accumulated amortization:
Technical know-how	119,270,900	13,749,984	—	133,020,884
Software	413,089	39,305	288,654	163,740

	119,683,989	13,789,289	288,654	133,184,624

Less: accumulated impairment:
Technical know-how	128,541,584	28,195,562	—	156,737,146
Software	—	—	—	—

	128,541,584	28,195,562	—	156,737,146

Net carrying amount	52,239,081	(41,984,851)	—	10,254,230

	For the half year ended June 30, 2009
	Beginning Balance	Increase	Decrease	Ending Balance
				NT$	US$

Cost:
Technical know-how	300,000,000	—	—	300,000,000	9,154,714
Software	176,000	—	—	176,000	5,371

	300,176,000	—	—	300,176,000	9,160,085

Less: accumulated amortization:
Technical know-how	133,020,884	1,831,896	—	134,852,780	4,115,129
Software	163,740	10,500	—	174,240	5,317

	133,184,624	1,842,396	—	135,027,020	4,120,446

Less: accumulated impairment:
Technical know-how	156,737,146	—	—	156,737,146	4,782,946
Software	—	—	—	—	—

	156,737,146	—	—	156,737,146	4,782,946

Net carrying amount	10,254,230	1,842,396	—	8,411,834	256,693

Pursuant to a resolution of the board of directors’ meeting held on February 16, 2001, the Company issued NT$290,000,000 of common stock for capital increase. Included in the NT$290,000,000 was NT$250,000,000 in the form of technical know-how owned by one of the shareholders, Kopin Corporation, which was adopted by the Company for production and R&D activities. In addition, pursuant to a resolution of the board of directors’ meeting held on January 13, 2006, the Company paid NT$50,000,000 to acquire technical know-how for production from Kopin Corporation.

An impairment loss of NT$128,541,584 was recognized for the above intangible assets at the end of 2006 when the Company performed an impairment test triggered by a management decision on strategy change. An additional impairment loss of NT$28,195,562 was recognized in 2008 for those assets as a result of the impairment test as of December 31, 2008. (See note 7.)

9.	Stockholders’ Equity

(a)	Common stock

As of December 31, 2008, and June 30, 2009, the Company’s authorized common stock, at par value of NT$10 per share, was NT$1,500,000,000 (US$45,773,573), and the issued common stock was NT$630,000,000 (US$19,224,901).

(b)	Capital surplus

Pursuant to the ROC Company Act, capital surplus can only be used to offset a deficit. However, capital surplus derived from paid-in capital in excess of par value and gain on donation can be used to increase share capital if there is no accumulated deficit.

(c)	Distribution of earnings

According to the Company’s articles of incorporation, 10% of annual net income after offsetting the accumulated deficit is to be set aside as legal reserve. Of the remaining balance, 10% should be distributed as employee bonuses, and the distribution of stockholders’ dividends is subject to the proposal of the board of directors and the approval of the stockholders.

10.	Income Taxes

The statutory income tax rate of the Company is 25%. Effective from January 1, 2006, the ROC government enacted the Income Basic Tax Act. Pursuant to the Income Tax Act, as revised on May 27, 2009, the statutory income tax rate applicable to the Company will be changed from 25% to 20% starting from 2010. The differences between the expected income benefit based on the ROC statutory income tax rate and the actual income tax benefit as reported in the accompanying financial statements for the half years ended June 30, 2008 and 2009, are summarized as follows:

	For the half year ended June 30,
	2008	2009
	NT$	NT$	US$

Income tax benefit computed at the statutory tax rate	(12,799,027)	(5,991,086)	(182,822)
Tax effect of permanent difference	1,718,748	457,974	13,975
Change in valuation allowance	(2,429,542)	(38,512,004)	(1,175,221)
Effect of tax rate change	—	44,045,116	1,344,068
Difference between examination and declaration of tax in prior years	13,509,821	—	—

Actual income tax benefit	—	—	—

The components of deferred income tax assets (liabilities) as of June 30, 2008 and 2009, are summarized as follows:

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Current assets (liabilities):
Investment tax credits	8,795,777	8,795,777	268,409
Provision for inventory devaluation	17,100,377	12,585,303	384,050
Allowance for doubtful accounts	3,488,616	2,813,163	85,846
Allowance for sales returns and discounts	433,341	—	—
Others	1,117,239	(669,680)	(20,436)

	30,935,350	23,524,563	717,869
Valuation allowance	(30,935,350)	(23,524,563)	(717,869)

	—	—	—

Non-current assets:
Loss carryforwards	132,754,725	118,074,626	3,603,132

Investment tax credits	9,522,550	9,522,550	290,587

Impairment loss	59,798,179	43,377,061	1,323,682

	202,075,454	170,974,237	5,217,401
Valuation allowance	(202,075,454)	(170,974,237)	(5,217,401)

	—	—	—

Total deferred tax assets	233,010,804	195,168,480	5,955,706

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Total deferred tax liabilities	—	669,680	20,436

Total valuation allowance for deferred tax assets	233,010,804	194,498,800	5,935,270

As of June 30, 2009, the tax authorities had examined the income tax returns of the Company for all fiscal years through 2007.

According to the ROC Income Tax Act, a net operating loss, as assessed by the tax authority, can be carried forward to offset future taxable income within ten years. As of June 30, 2009, loss carryforwards which could be used to offset future taxable income were as follows:

		Loss amount
Filing year	Year of expiration	NT$	US$

2003 (examined)	2013	105,990,375	3,234,372
2004 (examined)	2014	95,974,671	2,928,736
2005 (examined)	2015	109,262,828	3,334,234
2006 (examined)	2016	113,226,890	3,455,200
2007 (examined)	2017	16,174,647	493,581
2008 (declared)	2018	90,389,488	2,758,300
2009 (estimated)	2019	59,354,231	1,811,237

		590,373,130	18,015,660

According to the ROC Statute for Upgrading Industries, investment tax credits can be used to reduce one-half of the Company’s yearly income tax liabilities. The unused tax credits can be carried forward for the following four years and will not be subject to the 50% reduction limit during the last year.

As of June 30, 2009, the Company’s unused investment tax credits and related expiration years were as follows:

		Tax credits unused
Filing year	Year of expiration	NT$	US$

2005 (examined)	2009	8,795,777	268,409
2006 (examined)	2010	4,704,205	143,552
2007 (examined)	2011	4,818,345	147,035

		18,318,327	558,996

As of December 31, 2008 and June 30, 2009, the balance of the Company’s imputation credit account (“ICA”) was zero.

11.	Financial Instruments

(a)	Fair value information

(1)	Details of publicly quoted market prices and fair values estimated based on a valuation technique of financial instruments were as follows:

	December 31, 2008
	Publicly quoted market prices	Fair value based on valuation technique
	NT$	NT$

Financial assets:
Cash (including restricted cash in bank)	8,061,735	—
Notes and accounts receivable (including receivables from related parties)	—	57,430,560

Other financial assets - current	—	560,724

Refundable deposits	—	102,829

Financial liabilities:
Notes and accounts payable (including payables to related parties)	—	80,857,762

Loan payable to Kopin Corporation	—	66,482,494

	June 30, 2009
	Publicly quoted market prices		Fair value based on valuation technique
	NT$	US$	NT$	US$

Financial assets:
Cash (including restricted cash in bank)	7,818,217	238,579	—	—
Notes and accounts receivable (including receivables from related parties)	—	—	48,029,192	1,465,645

Other financial assets - current	—	—	2,941	90

Refundable deposits	—	—	60,550	1,848

Financial liabilities:
Notes and accounts payable (including payables to related parties)	—	—	49,402,083	1,507,540

Loan payable to Kopin Corporation	—	—	66,882,820	2,040,977

(2)	The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

(i)	Except for short-term financial instruments, the fair value of financial instruments is based on the quoted market value. If the market value is unavailable, the Company will estimate the fair value using estimates and assumptions generally used in the market for product pricing.

(ii)	The carrying amounts of notes and accounts receivable, including receivables from related parties, other receivable from related parties, other financial assets—current, short-term loans, notes and accounts payable, including payables to related parties, and other payable to related parties, approximate their fair value due to the short-term nature of these items.

(iii)	Long-term borrowings are obtained at floating rates, so their fair value approximates their carrying value.

(b)	Financial risk information

(1)	Credit risk

The Company’s potential credit risk is derived primarily from cash (including restricted cash in bank) and accounts receivable (including receivables from related parties). The Company maintains its cash in various creditworthy financial institutions. All of these financial institutions are located in the ROC. Management performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any one institution.

The majority of the Company’s customers are in the electronics industry. As of June 30, 2008 and 2009, 87% and 85%, respectively, of total accounts receivable consisted of five and three customers, respectively. However, the Company continuously evaluates the financial status of those customers and the collectibility of related trade receivables, and provides allowances for bad debts, if necessary. The Company had accounts receivable of NT$13,792,270 (US$420,881) outstanding as of June 30, 2009. Since certain customers have delayed paying a large portion of their outstanding accounts receivable, management has significantly increased the allowance for doubtful accounts as of June 30, 2009. See Note 4. Any default by any such customer, a prolonged delay in the payment of accounts receivable, or the extension of payment terms for the Company’s customers could adversely affect the Company’s cash flow, liquidity and operating results.

(2)	Liquidity risk

The Company has significant liquidity risk because its current liabilities exceed its current assets, has suffered recurring operating losses, and has an accumulated deficit. The Company has also recently experienced difficulty in obtaining financing from banks and therefore has been relying on continued loans and advances form related parties for its recent sources of liquidity.

(3)	Cash flow risk resulting from change in interest rates

The Company’s short-term borrowings from related parties are floating-interest-rate borrowings. As a result, the Company is exposed to fluctuation in interest rates that affect cash flows for interest payments on these borrowings. If the general market interest rate increases by one percent, cash outflows related to interest payments are expected to increase by approximately NT$668,828 (US$20,410) per annum.

12.	Related-party Transactions

(a)	Name and relationship

Name of related party	Relationship with the Company

Kopin Corporation (Kopin)	A significant shareholder, with two of its executives being directors of the Company
KoBrite Corporation (KoBrite)	The Company has one seat on the board of directors of KoBrite.
Advanced Wireless Semiconductor Company (AWSC)	The Company’s chairman of the board of directors is also an AWSC director
KoBrite Taiwan Corporation	Subsidiary of KoBrite

(b)	Significant transactions with related parties

Significant transactions with related parties of the Company were as follows.

(1)	Sales

	For the half year ended June 30,
	2008	2009
	NT$	NT$	US$

Kopin	67,334,474	54,864,165	1,674,219
KoBrite	17,234,174	11,050,914	337,227

	84,568,648	65,915,079	2,011,446

The collection terms for sales to Kopin were month-end 60 days for the six months ended in June 30, 2008 and 2009. The pricing and terms for sales to Kopin were not comparable to those for unrelated parties because finished goods for sale to Kopin were not sold to unrelated parties. The collection terms for sales to KoBrite were month-end 120 days. The pricing and terms for sales to KoBrite were not materially different from those for unrelated customers.

As of December 31, 2008 and June 30, 2009, receivables resulting from the above transactions were as follows:

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Kopin	32,588,511	31,876,573	972,737
KoBrite	23,588,970	15,428,324	470,806
Less: allowance for doubtful accounts	(1,888,629)	(1,888,629)	(57,633)
allowance for sales returns and discounts	(1,733,365)	—	—

	52,555,487	45,416,268	1,385,910

As of December 31, 2008 and June 30, 2009, the Company had collected NT$20,000,000 and NT$30,772,056 (US$939,031), respectively, in advance from KoBrite, which was recorded as advance receipt.

(2)	Purchases

	For the half year ended June 30,
	2008	2009
	NT$	NT$	US$

Kopin	28,060,032	28,046,223	855,851

The payment terms for purchases from Kopin were month-end 30 days for the six months ended in June 30, 2008 and 2009. The pricing and terms for purchases from Kopin were not comparable to those from third parties because raw materials purchased from Kopin were different from those from third parties. As of December 31, 2008, and June 30, 2009, payables resulting from the transactions were NT$50,144,419 and NT$42,922,951 (US$1,309,825), respectively.

In addition, the Company purchased raw materials totaling NT$90,864 from KoBrite during the second half of 2008. As of December 31, 2008, and June 30, 2009, payables to KoBrite were NT$92,928 and NT$90,864 (US$2,773), respectively.

The payment terms for purchases from KoBrite were month-end 90 days.

(3)	Property transactions

In February 2009, the Company entered into an agreement with KoBrite Taiwan Corporation to sell certain of machinery and equipment with carrying value of NT$36,576,072 for a price of NT$53,000,000.

As of June 30, 2009, the Company had collected NT$20,000,000 (US$610,314) in advance from KoBrite, which was recorded as liabilities directly related to the noncurrent assets held for sale. The transaction is scheduled to be closed by the end of 2009.

(4)	Financing activities

As of December 31, 2008, and June 30, 2009, the loan which the Company had received from Kopin on August 29, 2008, was as summarized below:

Highest balance of borrowings	Interest %	Balance at December 31, 2008		Interest expense	Accrued interest at December 31, 2008	Collateral
NT$		NT$		NT$	NT$

65,720,000	LIBOR+1%	65,720,000		—	—	See note 13

Highest balance of borrowings	Interest %	Balance at June 30, 2009		Interest expense	Accrued interest at June 30, 2009	Collateral
NT$		NT$	US$	NT$	NT$

65,720,000	LIBOR+1%	65,720,000	2,005,493	1,162,820	1,162,820	See note 13

(5)	Others

The Company sold scrapped material amounting to NT$21,347 and NT$99,105 (US$3,024) to AWSC for the half years ended June 30, 2008 and 2009, respectively. As of December 31, 2008, and June 30, 2009, amounts due from AWSC that resulted from the above transactions were NT$305,411 and NT$0 (US$0), respectively.

As of December 31, 2008, and June 30, 2009, balances due to Kopin that resulted from the prior-year training expenditures were NT$762,494 and NT$761,519 (US$23,238), respectively.

13.	Pledged Assets

As of December 31, 2008, and June 30, 2009, the book values of pledged assets were as follows:

Pledged assets	Pledged to secure	December 31, 2008	June 30, 2009
		NT$	NT$	US$

Time deposit (recorded in restricted cash in bank)	Guarantees for customs duties	100,000	100,000	3,052
Machinery and equipment	Loan payable to Kopin Corporation	43,494,740	31,974,432	975,722
Buildings	Loan payable to Kopin Corporation	43,391,435	40,121,879	1,224,348

		86,986,175	72,196,311	2,203,122

14.	Commitments and Contingencies

(a)	The Company entered into a License agreement with Kopin Corporation on January 11, 2001. According to the agreement, Kopin Corporation granted to the Company a non-exclusive license (without the right to sub-license) to use Kopin Corporation’s know-how for the purpose of manufacturing products in Taiwan and selling products solely to Kopin Corporation (the “Permitted Purpose”) for the shorter of three years or when the Company files a registration statement for an initial public offering which is declared effective by a nationally recognized exchange. On January 11, 2004, the license agreement was renewed and extended for another three years. The Company shall not, during or after the term of the License, disclose any of Kopin Corporation’s know-how to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Company use any of Kopin Corporation’s know-how for any purpose other than for the Permitted Purpose.

(b)	In February 2008, the Company entered into an operating lease agreement for operating facilities with Highlight Optoelectronics Inc. starting from March 2008 for a period of 10 years. However, due to adjustment in operating strategies, the Company terminated the agreement in November 2008.

15.	Subsequent Event

On August 11, 2009, the Company received government approvals for Kopin Corporation’s additional investment of NT$195,724,680 (US$5,972,679) in cash. As a result, Kopin Corporation’s equity ownership interest in the Company increased from 35% to 86%, and the Company became a subsidiary of Kopin Corporation. These financial statements do not contain adjustments to the reported assets and liabilities that might result from the application of the acquisition method of accounting by Kopin Corporation.

16.	Financial Position and Management’s Plans

At June 30, 2009, the Company’s current liabilities exceeded its current assets by NT$69,698,687 (US$2,126,905), its accumulated deficit amounted to NT$610,522,350 (US$18,630,526), which was in excess of 90% of its stock capital, and the Company suffered recurring operating losses. In order to improve the financial position, the Company’s management intends to adopt the following operating plans:

(a)	Continue to develop the core technology of MOCVD chemical compound semiconductor epi wafers, engage in major InGaP/GaAs HBT epi wafer production, and reduce production of LED epi wafers and LED chips to improve the cost structure.

(b)	Seek further financial support from Kopin Corporation.

(c)	Subject to a resolution of the stockholders’ meeting and board of directors’ meeting on June 26, 2009, the Company will complete a capital decrease to offset accumulated deficits and a capital increase of NT$200,000,000 in cash.

As of September 21, 2009, progress achieved on the above plans was as follows:

(a)	The Company had decreased the production of LED epi wafers and LED chips and reduced the employee headcount to 27 persons. The unaudited net income and the unaudited operating income of the Company in August 2009, were NT$21,741,870 and NT$2,525,254, respectively.

(b)	The Company had obtained a commitment letter stating that Kopin Corporation intends to provide financial support to the Company, if necessary, for at least the next twelve months effective September 21, 2009.

(c)	The Company had received NT$200,000,000 in cash and completed capital registration subject to government approval on August 11, 2009. After the increase in capital, the Company’s debt ratio decreased to 31% (unaudited) and the working capital increased to NT$151,894,265 (unaudited) as of August 31, 2009.

While no assurances can be made that the Company will be able to continue to execute on its plans and obtain additional sources of liquidity, management believes that the Company has sufficient sources of liquidity to meet its short-term obligations as they come due. However, the financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

17.	Summary of Significant Differences between Accounting Principles Generally Accepted in the Republic of China and Accounting Principles Generally Accepted in the United States of America

(a)	The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the Republic of China (“ROC GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). A discussion of the significant differences between US GAAP and ROC GAAP as they apply to the Company is as follows:

Pension benefits

Under the related financial accounting standards of the Business Entity Accounting Act and according to the accounting policy of the defined benefit pension plan which is pursuant to government regulations and the ROC Labor Standards Law, the Company makes contributions to a pension fund and recognizes them as current expense.

Under US GAAP, SFAS No. 87 “Employers’ Accounting for Pensions” requires the Company to determine the accumulated pension obligation and pension expense on an actuarial basis. SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” establishes standards for an employer’s accounting for settlement of defined benefit pension obligations, for curtailment of a defined benefit pension plan, and for termination benefits.

Effective from September 2006, SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” requires the funded status of a defined benefit plan to be recognized on the balance sheet and the changes in funded status to be recognized in the year in which the changes occur through comprehensive income. SFAS No. 132 and SFAS No. 158 did not change the measurement or recognition of net periodic pension expense. The adoption of SFAS No. 158 had no effect on the statements of income for the periods presented.

(b)	US GAAP reconciliations

(1)	Reconciliation of net loss

	For the half year ended June 30,
	2008	2009
	NT$	NT$	US$

Net loss under ROC GAAP	(51,196,106)	(23,964,346)	(731,289)
Pension expense	406,269	226,855	6,922

Net loss under US GAAP	(50,790,837)	(23,737,491)	(724,367)

(2)	Reconciliation of stockholders’ equity

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Total stockholders’ equity under ROC GAAP	43,441,996	19,477,650	594,374
Defined benefit plan
- Accrued pension cost	585,898	812,753	24,802
- Recognition of funded status under US SFAS No. 158	(1,877,000)	(1,809,500)	(55,218)

Total stockholders’ equity under US GAAP	42,150,894	18,480,903	563,958

(c)	Supplemental inventory disclosure under US GAAP

	December 31, 2008	June 30, 2009
	NT$	NT$	US$

Raw materials	22,448,771	15,522,272	473,673
Finished goods	6,441,790	3,314,021	101,130
Work in process	995,248	2,799,032	85,414

Total	29,885,809	21,635,325	660,217